UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 18, 2004

OUTBACK STEAKHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL	33607

(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 282-1225

Not applicable.

(Former name or former address, if changed since last report)

Item 5. Other Events

Item 5.	Other Events

Paul E. Avery, a director of the Company, and director and officer of certain affiliates of the Company, entered into a stock trading plan on February 18, 2004, in accordance with Rule 10b5-1 to exercise stock options to purchase, and upon exercise to sell, up to 150,000 shares of the Company’s common stock.   The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations.  Option exercises and sales pursuant to this plan may begin on February 20, 2004 and will terminate on January 24, 2005, unless terminated sooner in accordance with the plan’s terms.  This plan was established during the Company’s trading “window.” In addition, Mr. Avery has informed the Company that he will publicly disclose any stock exercises and stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: February 20, 2004	By:	/s/ Joseph J. Kadow

Joseph J. Kadow
Senior Vice President,
General Counsel and Secretary